UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Stephen Atkinson, Senior Vice President of International of ZELTIQ Aesthetics, Inc., and management of ZELTIQ agreed that Mr. Atkinson’s last day of employment by ZELTIQ would be November 9, 2012.

On October 30, 2012, Mr. Atkinson and ZELTIQ entered into a compromise agreement, dated as of October 26, 2012, pursuant to which ZELTIQ agreed to pay to Mr. Atkinson £91,875 (approximately $147,680) as payment in lieu of six months’ notice of termination of employment plus an additional £30,000 (approximately $48,225) as a severance payment. In addition, the compromise agreement provides, among other things, that (a) ZELTIQ will provide to Mr. Atkinson six months of private medical coverage, (b) Mr. Atkinson will have 12 months to exercise his vested stock options, (c) ZELTIQ will pay legal fees incurred by Mr. Atkinson in connection with the negotiation of the compromise agreement of up to £1,500 (approximately $2,400) plus value added tax on such amount, (d) neither party shall disparage the other, and (e) that Mr. Atkinson releases ZELTIQ and its subsidiaries from claims that he may have against ZELTIQ and its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: October 31, 2012	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary